Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2025 relating to the financial statements of Americas Styrenics LLC (not separately presented herein or incorporated by reference), appearing in the Annual Report on Form 10-K of Trinseo PLC for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

August 7, 2025